                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 1 of 10)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OF ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                             REGISTERED

NO.  R-___                                       PRINCIPAL AMOUNT

CUSIP NO.  552673 AT2                                $___,___,___

                 MCI COMMUNICATIONS CORPORATION

          Senior Floating Rate Note due March 16, 1999

          MCI COMMUNICATIONS CORPORATION, a Delaware corporation the "Company"), for value received, hereby promises to pay to CEDE & Co., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum of _________________________ Dollars ($___,___,___) on March
16, 1999 (the "Maturity Date"), and to pay interest thereon from March 16, 1994 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on the third Wednesday of March, June, September and December of each year (each, an "Interest Payment Date"), commencing on the third Wednesday of June, 1994, and on the Maturity Date, at the rate of interest described below, until the principal hereof is paid or duly provided for.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date and on the Maturity Date will, as provided in the Senior Indenture referred to on the reverse hereof, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined below) for such


                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 2 of 10)

interest, which shall be fifteen calendar days (whether or not a Business Day, as defined below) next preceding such Interest
Payment Date or the Maturity Date, as the case may be (each, a "Regular Record Date").

          Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will include the amount of interest accrued during the applicable Interest Period (as defined below). Accrued interest in respect hereof will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360.

          An "Interest Period" is each period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including March 16, 1994, if no interest has been paid on this Note, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the succeeding Business Day, unless such succeeding Business Day is in the succeeding calendar month, in which case such Interest Payment Date will be the preceding Business Day.
If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after the Maturity Date, as the case may be. A "Business Day" means any day, (i) other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or executive order to close and (ii) which is also a London Banking Day (as defined below). A "London Banking Day" is any day on which dealings in United States dollars are transacted in the London interbank market.

          The interest rate hereon will be payable at a floating rate that will be subject to quarterly adjustment effective on the third Wednesday of March, June, September and December (each, a "Reset Date"); provided, however, that if a Reset Date would otherwise be a day that is not a Business Day, such Reset Date will be postponed to the succeeding Business Day, unless such


                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 3 of 10)

succeeding Business Day is in the succeeding calendar month, in which case such Reset Date will be the preceding Business Day.
The "Determination Date" pertaining to a Reset Date will be the second London Banking Day preceding such Reset Date.

          The interest rate hereon in respect of an Interest Period will be a per annum rate equal to LIBOR (determined by the Calculation Agent (as defined below) as of the applicable Determination Date as described below), plus .19%; provided, however, that the interest rate hereon in respect of an Interest Period may not be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          "LIBOR" means, with respect to any Reset Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the applicable Determination Date for such Reset Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Determination Date, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market selected by the Calculation Agent to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a three month period as of 11:00 a.m., London time, on such Determination Date and in a Representative Amount (as defined below). If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City selected by the Calculation Agent to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a three-month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date and in a Representative Amount. If at least two such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR will be LIBOR in effect on the preceding Reset Date.

          "Representative Amount" means a principal amount of not less than U.S. $1,000,000 that is representatives for a single transaction in the relevant market at the relevant time.




                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 4 of 10)

          "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits).

          All percentages resulting from any calculation in respect of this Note will be rounded to the nearest one hundred - thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation in respect of this Note will be rounded to the nearest cent (with one-half cent rounded upwards).

          The Company hereby appoints Citibank, N.A. as "Calculation Agent", and unless the Company shall have otherwise provided 30 days' prior written notice to the Holders of the Notes, Citibank, N.A. will be the Calculation Agent. Upon the request of any Holder of a Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the succeeding Reset Date.

          The principal of this Note payable on the Maturity Date will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as a the time of payment is legal tender for the payment of public and private debts.

          All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds unless and until one or more Notes are issued in certificated form in exchange herefor, in which event such payments will be made by the Company in next-day funds.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provi-sions shall for all purposes have the same effect as if set forth at this place.





                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 5 of 10)

          Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Senior Indenture, or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:  March 16, 1994


                              MCI COMMUNICATIONS CORPORATION


                              By:
                                  --------------------------
                                  Jonelle St. John
                                  Vice President and Treasurer


Attest:



- ----------------------
Assistant Secretary


             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued under the within-mentioned
Senior Indenture.


                                   CITIBANK, N.A.
                                   -----------------------
                                   as Trustee


                                   -----------------------
                                   Authorized Signatory





                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 6 of 10)


                        [Reverse of Note]

                 MCI COMMUNICATIONS CORPORATION

          Senior Floating Rate Note due March 16, 1999


          This Note is one of a duly authorized senior securities (collectively, the "Securities") of the Company issued and to be issued under an Indenture between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under such Indenture), dated as of October 15, 1989, as amended by the Trust Indenture Reform Act of 1990 (the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "Senior Floating Rate Notes due March 16, 1999" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued such series is limited to $200,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used but not defined in this Note shall have the meanings assigned to such terms in the Senior Indenture.

          If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes at the time Outstanding, as defined in the Senior Indenture, may declare the principal of all Notes due and payable in the manner and with the effect provided in the Senior Indenture.

          This Note may not be redeemed at the option of the Company or be repaid at the option of the Holder hereof prior to the Maturity Date and is not subject to any sinking fund.

          The Senior Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected thereby at the time Outstanding. The Senior Indenture


                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 7 of 10)

also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Senior Indenture, and subject to certain limitations therein and herein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by this Note and a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Senior Indenture, and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof.

          No service charge will be made for any such regis-tration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other govern-mental charge payable in connection therewith.

                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 8 of 10)

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Senior Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New
York applicable to agreements made and to be performed entirely in such State.






































                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 9 of 10)

                          ABBREVIATIONS
                          -------------

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM -      as tenants in common

          TEN ENT -      as tenants by the entireties

          JT TEN -       as joint tenants with right of
                         survivorship and not as tenants in
                         common

          UNIF GIFT MIN ACT _____________ Custodian _____________
                              (Cust)                   (Minor)

                under Uniform Gifts to Minors Act


              ____________________________________
                             (State)

            Additional abbreviations may also be used
                  though not in the above list

                _________________________________




















                                                  Exhibit 4(c)
                                                  ------------
                                                   ( 10 of 10)


                           ASSIGNMENT
                           ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto
_________________________________________________________________
_________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

_________________________________________________________________
_________________________________________________________________

           (Please print or typewrite Name and Address including Postal Zip Code of Assignee)

_________________________________________________________________
the within Note and all rights thereunder, and hereby

irrevocably constitutes and appoints
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________

Signature Guaranteed

____________________________
_______________________________
NOTICE:  Signature must be         NOTICE: The signature to this
guaranteed by a member firm of     assignment must correspond
the New York Stock Exchange or     with the name as written upon
a commercial bank or trust         the face of the within Note in
company.                           every particular, without
                                   alteration or enlargement or
                                   any change whatever.